SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       __________________________________


                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934




       Date of report (date of earliest event reported): December 11, 2002




                        FINANCIAL INDUSTRIES CORPORATION
               (Exact name of Registrant as specified in charter)





           Texas                     0-4690                    74-2126975
(State or other juris-          (Commission file            (I.R.S. employer
 diction of incorporation)       number)                     identification no.)





                      6500 River Place Blvd., Building One
                               Austin, Texas 78730
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (512) 404-5000


                         ______________________________




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Item 5.Other Events


On December 11, 2002, Financial Industries Corporation ("Registrant") received an unsolicited letter from the Pillar Foundation Group, based in Austin, Texas, ("Pillar") expressing interest in the possibility of entering into a letter of intent with the Registrant in the future that would contemplate acquiring "all or a part" of the outstanding common shares of the Registrant at a tentative valuation of $13 to $18. Pillar did not indicate the source of funds for any such transaction, nor the structure or timing of any possible transaction. Pillar said that any transaction would be subject to numerous due diligence and other identified and unnamed conditions, such as determination of a final price, regulatory and board approvals, and execution by sellers of a satisfactory stock purchase agreement.

Registrant understood that the letter was distributed to a number of current shareholders and investment advisors. Management of Registrant believes that the letter includes misleading and inaccurate statements and recommends that anyone who has received the letter refer to the Registrant's SEC filings for accurate information concerning the Registrant. Registrant notes that the letter is not an "offer" for the purchase of the Registant's shares and should not be construed as such.



Exhibits.

   99.1*    -       Press Release dated December 11, 2002


______________
* Filed herewith




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




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                FINANCIAL INDUSTRIES CORPORATION



Date: December 12, 2002                         By: /s/ Eugene E. Payne
                                                    Eugene E. Payne
                                                    Chief Executive Officer




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




                                  Exhibit 99.1

FOR IMMEDIATE RELEASE
December 11, 2002

FOR MORE INFORMATION CONTACT
Robert Bender
512-404-5080

                   FINANCIAL INDUSTRIES CORPORATION ANNOUNCES
         RECEIPT OF UNSOLICITED LETTER REGARDING INTEREST IN ACQUISITION


AUSTIN, TEXAS - Financial Industries Corporation (FIC) (Nasdaq: FNIN) announced that it received an unsolicited letter this afternoon from the Pillar Foundation Group, based in Austin, Texas, expressing interest in the possibility of entering into a letter of intent with the Company in the future that would contemplate acquiring "all or a part" of the outstanding common shares of the Company at a tentative valuation of $13 to $18. Pillar did not indicate the source of funds for any such transaction, nor the structure or timing of any possible transaction. Pillar said that any transaction would be subject to numerous due diligence and other identified and unnamed conditions, such as determination of a final price, regulatory and board approvals, and execution by sellers of a satisfactory stock purchase agreement.

It is the Company's understanding that the letter was distributed to a number of current shareholders and investment advisors. Management believes that the letter includes misleading and inaccurate statements and therefore recommends that investors who have received the letter refer to the Company's SEC filings for accurate information concerning the Company. The Company notes that the letter is not an "offer" for the purchase of the Company's shares and should not be construed as such.

Eugene Payne, Chairman of the Board, said, "We normally do not comment on unsolicited approaches, particularly one that lacks substance and specificity. However, in light of the large number of our shareholders who appear to be copied on the Pillar letter, we felt compelled to comment."

Financial Industries Corporation, through its various subsidiaries, markets and underwrites individual life insurance and annuity products. The Company's Nasdaq symbol is FNIN. For more information on FIC, go to http://www.ficgroup.com on the Internet.




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